SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant  [x]

Filed by a Party other than the Registrant

Check the appropriate box:

[ ]  Preliminary Proxy Statement    [ ] Confidential, For Use of the Commission
                                        Only (as permitted by Rule 14a-6(e)(2)
[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             CFM TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:

(2)  Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)  Proposed maximum aggregate value of transaction:

(5)  Total fee paid:

[ ]   Fee paid previously with preliminary materials


[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount previously paid:

(2)  Form, Schedule or Registration Statement no.:

(3)  Filing Party:

(4)  Date Filed:

                             CFM TECHNOLOGIES, INC.
                             1336 Enterprise Drive
                             West Chester, PA 19380

                                   ----------

                 NOTICE OF 1998 ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MARCH 5, 1998

                                   ----------


TO OUR SHAREHOLDERS:

     You are invited to be present either in person or by proxy at the Annual Meeting of Shareholders of CFM Technologies, Inc. to be held at the Sheraton Great Valley Hotel, 707 East Lancaster Pike, Frazer, Pennsylvania 19355, on Tuesday, March 5, 1998 beginning at 10:00 A.M., for the following purposes:

     1. To elect six (6) directors; and

     2. To act upon such other matters as may properly come before the meeting.

     The Board of Directors has fixed the close of business on January 30, 1998 as the record date for determining shareholders entitled to notice of and to vote at the meeting and any adjournments thereof. A list of shareholders entitled to vote at the meeting will be available for examination by any shareholder for any purpose germane to the meeting ten days prior to the meeting during normal business hours at the Company's offices at 1336 Enterprise Drive, West Chester, PA 19380. Such list of shareholders will also be available for inspection at the meeting.

     The Directors hope that you will find it convenient to attend the meeting in person, but whether or not you plan to attend, please sign, date and return the enclosed proxy promptly to ensure your shares are represented at the meeting. Shareholders who execute proxies retain the right to revoke them (in writing) at any time prior to the voting thereof. A return envelope, which requires no postage if mailed in the United States, is enclosed for your convenience.


                                   By Order of the Board of Directors


                                   Lorin J. Randall
                                   Secretary

West Chester, Pennsylvania
February 5, 1998

                             CFM TECHNOLOGIES, INC.
                             1336 Enterprise Drive
                             West Chester, PA 19380

                                   ----------

                                PROXY STATEMENT
                    FOR 1998 ANNUAL MEETING OF SHAREHOLDERS
                            To be held March 5, 1998

                                   ----------

     This Proxy is furnished to the shareholders of CFM Technologies, Inc., a Pennsylvania corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors for use at the 1998 Annual Meeting of Shareholders of the Company to be held on March 5, 1998 at 10:00 A.M. and any adjournment or postponement thereof (the "Meeting"). The Meeting will be held at the Sheraton Great Valley Hotel, 707 Lancaster Pike, Frazer, Pennsylvania 19355. A copy of the notice of the Meeting accompanies this Proxy Statement. It is anticipated that the mailing of this Proxy Statement will commence on or about February 5, 1998.

     If the enclosed proxy is executed and returned, it may nevertheless be revoked at any time before it is exercised by giving written notice to the Secretary of the Company, but mere attendance at the Meeting, without such notice, will not revoke the proxy. Shares represented by a valid proxy which is received pursuant to this solicitation and not revoked before it is exercised will be voted as provided on the proxy at the Meeting or any adjournments thereof.

                             VOTING AT THE MEETING

     Only holders of shares of Common Stock of the Company (the "Common Stock") of record at the close of business on January 30, 1998 will be entitled to vote at the Meeting. On such date, there were 7,913,588 shares of Common Stock, the only outstanding voting securities of the Company, issued and outstanding. Each share of Common Stock is entitled to one vote on all matters.

     The holders of a majority of the shares entitled to vote, present in person or represented by proxy, constitute a quorum. Each nominee for director must receive a plurality of the votes cast by the holders of shares entitled to vote at the Meeting. Shares cannot be voted at the Meeting unless the holder of record is present in person or by proxy. The shares of Common Stock represented by each properly executed proxy will be voted at the Meeting in accordance with each shareholder's directions. Shareholders are urged to specify their choices by marking the appropriate boxes on the enclosed proxy; if no choice has been specified, the shares will be voted as recommended by the Board of Directors. If any other matters are properly presented to the Meeting for action, the proxy holders will vote the proxies (which confer discretionary authority to vote on such matters) in accordance with their best judgment.

     With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect, other than for purposes of determining the presence of a quorum. Abstentions will be considered present and entitled to vote at the Meeting, but will not be counted as votes cast in the affirmative.

     Brokers who hold shares in street name for customers have the authority to vote on certain items when they have not received instructions from beneficial owners. Brokers that do not receive instructions are entitled to vote those shares with respect to the election of directors. A failure by a broker to vote those shares will have no effect on the outcome of this proposal because such shares are not considered shares present and entitled to vote with respect to this matter under applicable Pennsylvania law.

     The Company will bear the cost of the Meeting and the cost of soliciting proxies, including the cost of mailing the proxy materials. In addition to solicitation by mail, directors, officers and regular employees of the Company (who will not be specifically compensated for such services) may solicit proxies in person and by telephone or facsimile. Arrangements have been made for the Company's transfer agent, American Stock Transfer & Trust Company (and may also be made with brokerage houses and other custodians, nominees and fiduciaries), for forwarding proxy materials to the beneficial owners of shares of Common Stock held of record by such persons, and the Company will reimburse the transfer agent (and such other entities) for reasonable out-of-pocket expenses incurred in forwarding such materials.

     Your proxy vote is important. Accordingly, the Company asks you to complete, sign and return the accompanying proxy whether or not you plan to attend the Meeting. If you plan to attend the Meeting to vote in person and your shares are registered with the Company's transfer agent in the name of a broker, bank or other custodian, nominee or fiduciary, you must secure a proxy from such person assigning you the right to vote your shares.

                               SECURITY OWNERSHIP

     The following table sets forth certain information as of January 30, 1998, as supplied to the Company, regarding the beneficial ownership of the Common Stock by all persons known to the Company who own more than 5% of the outstanding shares of the Company's Common Stock, each director of the Company, each executive officer named in the summary compensation table under the caption "Executive Compensation" included elsewhere herein and all executive officers and directors as a group. Unless otherwise indicated, based upon information provided to the Company by the directors, executive officers and principal shareholders, the persons named in the table below have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.



                                                 Shares Beneficially Owned (1)
                                                 -----------------------------

NAME *                                              Number         Percent
------                                              ------         -------

Christopher F. McConnell (2) ............         1,226,001         15.46%
Alan E. Walter (3) ......................           337,481          4.26
Roger A. Carolin (4) ....................           224,837          2.78
James J. Kim (5) ........................            67,038           **
Burton E. McGillivray (6) ...............            53,297           **
Milton S. Stearns, Jr. (7) ..............            44,043           **
Joseph E. Berger (8) ....................            39,613           **
Lorin J. Randall (9) ....................            35,267           **
Brad S. Mattson (10) ....................             9,534           **
David L. deLesdernier (11) ..............             9,375           **
All directors and executive
 officers as a group (9 persons) (12)....         1,713,994        20.75%

----------

* Unless otherwise indicated the business address of each shareholder named in this table is CFM Technologies, Inc., 1336 Enterprise Drive, West Chester, PA 19830.

**   Less than 1%.

(1)  Based on 7,913,588 shares outstanding.

(2) Includes 38,919 shares owned by Mr. McConnell's wife, 3,154 shares owned jointly with Mr. McConnell's wife and 26,624 shares held in trust for Mr. McConnell's children.

(3) Includes exercisable options to purchase 5,000 shares and 3,000 shares held in trust for Mr. Walter's children.

(4) Consists of 41,159 shares owned by Mr. Carolin's wife and exercisable options to purchase 183,678 shares.

(5) Includes 60,758 shares owned by ANAM S&T Co., Ltd. ("ANAM"), of which Mr. Kim is, directly and indirectly, the largest shareholder.

(6) Includes 24,948 shares owned jointly with Mr. McGillivray's wife and exercisable options to purchase 24,349 shares.

(7) Includes 4,000 shares held in a trust of which Mr. Stearns is a trustee and exercisable options to purchase 14,843 shares.

(8)  Consists of exercisable options to purchase 39,416 shares.

(9)  Consists of exercisable options to purchase 34,431 shares.

(10) Consists of exercisable options to purchase 9,534 shares.

(11) Consists of exercisable options to purchase 9,375 shares.

(12) Includes exercisable options to purchase 342,615 shares.

                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS

     The Company's By-laws provide that the Board of Directors will consist of not fewer than three members, as determined from time to time by resolution of the Board of Directors. At the meeting, six directors are to be elected by the holders of Common Stock with each share of Common Stock being entitled to one vote.

     It is the intention of the persons named in the proxy, unless otherwise directed, to vote all proxies in favor of the election to the Board of Directors of the nominees identified below. Each nominee has consented to being named in this Proxy Statement and to serve if elected. If any nominee should become unavailable for any reason, which management does not anticipate, the proxy will be voted for any substitute nominee selected by management prior to or at the meeting, or the Board of Directors may reduce the membership of the Board of Directors to the number of nominees available.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

Nominees

     Set forth in the table below and the following paragraphs are the names and ages of the nominees, their positions with the Company, their principal occupations during the past five years and certain other directorships they hold. All nominees are current members of the Board of Directors.

Name                        Age  Position
----                        ---  --------

Christopher F. McConnell..   44  Chairman of the Board of Directors
Roger A. Carolin .........   42  President, Chief Executive Officer and Director
James J. Kim .............   62  Director
Brad S. Mattson ..........   43  Director (1)
Burton E. McGillivray ....   41  Director (1) (2)
Milton S. Stearns, Jr ....   74  Director (2)

----------

(1)     Member of Executive Compensation and Stock Option Committee.

(2)     Member of Audit Committee.

     Christopher F. McConnell founded the Company in May 1984 and served as President and Chief Executive Officer until October 1990 when he was named Chairman of the Board of Directors. Prior to forming the Company, Mr. McConnell held various technical and marketing positions with Dow Chemical. Mr. McConnell received his BS and MS degrees in Chemical Engineering from Dartmouth College and Purdue University, respectively, and his MBA from Harvard Business School. Mr. McConnell is a named inventor on all of the Company's patents.

     Roger A. Carolin has served the Company as a director since its inception in 1984 and as President and Chief Executive Officer since April 1991. From October 1990 to April 1991, he served as a marketing and sales consultant to the Company. From June 1984 to October 1990, Mr. Carolin was Senior Vice President of The Mills Group, Inc., a real estate development firm. Previously, Mr. Carolin worked for The General Electric Company and Honeywell, Inc. in a variety of technical positions. Mr. Carolin received his BS in Electrical Engineering from Duke University and his MBA from Harvard Business School.

     James J. Kim has been a director of the Company since 1991. Mr. Kim is the founder, Chairman and Chief Executive Officer of AMKOR Electronics, a leading semiconductor assembly company. He also founded and serves as Chairman and Chief Executive Officer of The Electronics Boutique, an electronics products retailer, and as Chairman of ANAM Group, the parent of ANAM, the Company's Korean distributor. See "Certain Relationships and Related Transactions."

     Brad S. Mattson has been a director of the Company since December 1995. Mr. Mattson founded Mattson Technology, Inc., a manufacturer of semiconductor fabrication equipment, and has served as its Chief Executive Officer, President and a director since its inception in November 1988. Mr. Mattson was the founder of Novellus, a semiconductor equipment company, and formerly served as its President, Chief Executive Officer and Chairman. He has also held executive positions at Applied Materials and LFE Corporation, both semiconductor equipment companies.

     Burton E. McGillivray has been a director of the Company since 1990. Since January 1994. Mr. McGillivray has served as Managing Director of First Chicago Equity Capital, a venture capital firm. From January to December 1993, Mr. McGillivray was a Chicago-based private investor, and from September 1984 to December 1992, Mr. McGillivray was employed by Continental Illinois Venture Corporation and Continental Equity Capital Corporation, serving as Managing Director of both from 1989 to 1992. Mr. McGillivray received his AB from Harvard University and his MBA from Harvard Business School. Mr. McGillivray is a member of the board of directors of Three-Five Systems, Inc.

     Milton S. Stearns, Jr. has been a director of the Company since December 1994. Since 1972, Mr. Stearns has been President of Charter Financial Company, a corporate financial consulting company. Mr. Stearns has been a director of five public and a number of private companies. In addition, from 1976 to 1987, he was Chairman and Chief Executive Officer of Judson Infrared Inc., a manufacturer of infrared detectors for military and telecommunications companies. Mr. Stearns received his BS from Harvard University and his MBA from Harvard Business School.

     All directors hold office until the next annual meeting of shareholders or until their successors have been elected and qualified. Officers are appointed by the Board of Directors and serve at the discretion of the Board.

     During the fiscal year ended October 31, 1997, the Board of Directors held a total of four regular meetings and one special meeting, and the Executive Compensation and Stock Option Committee held one regular meeting. The Audit Committee held three meetings in fiscal 1997. Each director of the Company attended more than 75% of the meetings of the Board of Directors and of the committees of the Board of Directors on which such director served.

Certain Relationships and Related Transactions

     In October 1994, the Company sold 332,633 shares of Common Stock of the Company to ANAM, a company controlled by Mr. James J. Kim, a director and shareholder of the Company, for $6.02 per share. ANAM acts as the Company's sales agent in Korea. The Company believes that the terms of the sale of these shares of Common Stock to ANAM were no less favorable than could have been obtained from other large investors. The Company recorded commission expense in fiscal 1997, 1996 and 1995 of $3,948,000, $2,444,000 and $282,000, respectively, which related to commissions payable to ANAM. Commissions payable to ANAM included in accrued expenses as of October 31, 1997 and 1996 were $2,586,000 and $959,000, respectively. The terms of the commissions to ANAM were no less favorable than would have been obtained from unrelated third parties. The Company also recorded net sales in fiscal 1997 of $6,760,000 to Anam Semiconductor Company, a company controlled by a director of the Company. The terms of the sales to Anam Semiconductor Company were no more favorable than would have been granted to unrelated third parties.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than ten percent of its Common Stock to file with the Securities and Exchange Commission and The Nasdaq Stock Market initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to it and written representations that no other reports were required during or with respect to the fiscal year ended October 31, 1997, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent shareholders were complied with.

                             EXECUTIVE COMPENSATION

     The following table sets forth the total compensation for the Company's Chief Executive Officer and the other four most highly compensated executive officers of the Company (collectively, the "Named Executive Officers") for services in all capacities the Company or its subsidiaries for the fiscal year ended October 31, 1997 and the total compensation earned by such individuals for the Company's prior two fiscal years.

                           Summary Compensation Table


                                                                                Long-Term
                                                                            Compensation Awards
                                                                            -------------------
                                                      Annual Compensation       Securities       All Other
Name and                                 Fiscal     -----------------------     Underlying      Compensation
Principal Position                        Year      Salary ($)     Bonus ($)    Options (#)       ($)(1)
------------------                        ----      ----------     ---------    -----------       ------

Roger A. Carolin                          1997      $175,000       $34,500        63,300        $  5,476
  President and Chief                     1996       150,000        60,000          --             6,653
  Executive Officer                       1995       103,550        30,000          --             6,531

Christopher F.  McConnell                 1997       150,000        40,250        40,000           6,786
  Chairman of the Board of                1996       140,000        50,000          --             8,066
  Directors                               1995       103,550        30,000          --             9,386

Lorin J. Randall                          1997       145,000        33,500        45,800           5,662
  Vice President Finance,                 1996       125,000        30,000          --             5,426
  Chief Financial Officer,                1995       101,563        15,000        39,916              72
  Secretary and Treasurer (2)

Joseph E. Berger                          1997       120,000        25,000        21,000           5,040
  Vice President                          1996        90,000        25,000          --             3,691
  Worldwide Sales and Marketing           1995        82,000        16,500          --             2,236

Alan E. Walter                            1997       115,000        21,000        20,000           6,366
  Senior Vice President                   1996        90,000        22,500          --             6,744
  Business Development (3)                1995        79,800        (2,500)         --             1,745

David L. deLesdernier                     1997       110,000        10,500          --               798
  Vice President Engineering (4)          1996        32,082           --         30,000             116

----------

(1) Compensation reported represents (a) amounts from the Company's annual profit sharing plan; (b) the Company's matching contribution to the 401-K Plan paid in fiscal 1996 for the 1995 fiscal year, paid in fiscal 1997 for the 1996 fiscal year and paid in fiscal 1998 for the 1997 fiscal year; (c) the dollar value of premiums paid by the Company on life insurance policies regularly furnished to all employees; and

     (d) payments under the Founders Club Bonus Plan. The amounts reported above for fiscal year 1997 are comprised of:

                                 Profit   401-K Company   Life     Founders Club
                                 Sharing      Match     Insurance     Bonus
                                 -------      -----     ---------     -----

     Roger A. Carolin            $  624      $4,750      $  102      $ --
     Christopher F.  McConnell      624       4,546         102       1,515
     Lorin J. Randall               624       4,750         288        --
     Joseph E. Berger               624       4,350          66        --
     Alan E. Walter                 624       4,350         102       1,515
     David L. deLesdernier          624        --           174        --

(2)  Mr. Randall joined the Company in January 1995.

(3)  Mr. Walter was an executive officer until March 1997.

(4)  Mr. deLesdernier joined the Company in September 1996.

Compensation Committee Interlocks

     The Executive Compensation and Stock Option Committee of the Company's Board of Directors was formed in November 1991 and the members of this committee are Messrs. Mattson and McGillivray. Neither of these individuals was at any time during the fiscal year ended October 31, 1997, or at any other time an officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of the Company's Board of Directors or Executive Compensation and Stock Option Committee.

Option Grants In the Last Fiscal Year

     The following table sets forth each grant of stock options made during the fiscal year ended October 31, 1997 to each of the Named Executive Officers:




                                                   Individual Grants
                             ---------------------------------------------------------   Potential Realizable Value
                             Number of       % of Total                                  at Assumed Annual Rates
                             Securities       Options                                   of Stock Price Appreciation
                             Underlying      Granted to     Exercise or                    for Option Term (1)
                             Options        Employees in    Base Price     Expiration   --------------------------
Name                         Granted (#)    Fiscal Year     ($/Share)         Date          5% ($)      10% ($)
----                         -----------    -----------     ---------         ----          ------      -------

Roger A. Carolin             52,500 (2)        13.1%         $18.250        12/18/06      $602,560    $1,527,004
                             10,800 (3)         2.7           36.125         3/11/07       245,363       621,799

Christopher F. McConnell     40,000 (4)        10.0           18.250        12/18/06       459,093     1,163,432

Lorin J. Randall             35,000 (5)         8.7           18.250        12/18/06       401,707     1,018,003
                             10,800 (6)         2.7           36.125         3/11/07       245,363       621,799

Joseph E. Berger             21,000 (7)         5.2           18.250        12/18/06       241,024       610,802

Alan E. Walter               20,000 (8)         5.0           18.250        12/18/06       229,547       581,716

David L. deLesdernier            --              --               --              --            --            --

----------

(1) The potential realizable value is based on the term of the option at the time of the grant (ten years). Potential gains are net of the exercise price but before taxes associated with the exercise. Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the relevant option term. The assumed 5% and 10% rates of stock appreciation are based on appreciation from the exercise price per share established at the relevant grant date. These rates are provided in accordance with the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Common Stock price. Actual gains, if any, on stock options exercised are dependent on the future financial performance of the Company, overall market conditions and the option holders' continued employment through the vesting period. This table does not take into account any appreciation in the price of Common Stock from the date of grant to the date of this Proxy Statement, other than the columns reflecting assumed rates of appreciation of 5% and 10%.

(2) These options vest with regard to 3,750 shares on the last day of each fiscal quarter commencing on January 31, 1997 and concluding on April 30, 2000.

(3) These options vest with regard to 5,400 shares on each of July 31, 2000 and October 31, 2000.

(4) These options vest with regard to 2,500 shares on the last day of each fiscal quarter commencing on January 31, 1997 and concluding on October 31, 2000.

(5) These options vest with regard to 2,500 shares on the last day of each fiscal quarter commencing on January 31, 1998 and concluding on October 31, 1998, with regard to 5,000 shares on the last day of each fiscal quarter commencing on January 31, 1999 and concluding on October 31, 1999, with regard to 3,125 shares on January 31, 2000 and with regard to 1,875 shares on April 30, 2000.

(6) These options vest with regard to 1,800 shares on April 30, 2000 and with regard to 4,500 shares on each of July 31, 2000 and October 31, 2000.

(7) These options vest with regard to 750 shares on the last day of each fiscal quarter commencing on January 31, 1997 and concluding on October 31, 1997 and with regard to 1,500 shares on the last day of each fiscal quarter commencing on January 31, 1998 and concluding on October 31, 2000.

(8) These options vest with regard to 1,250 shares on the last day of each fiscal quarter commencing on January 31, 1997 and concluding on October 31, 2000.

     The following table sets forth information with respect to the exercise of stock options during the 1997 fiscal year by each of the Named Executive Officers, the number of shares covered by exercisable and unexercisable options held by the Named Executive Officers on October 31, 1997 and the value of such unexercised options on October 31, 1997.

   Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Values


                                                                     Number of Securities          Value of Unexercised
                                                               Underlying Unexercised Options      In-the-Money Options
                                   Shares        Value             at Fiscal Year End (#)       at Fiscal Year End ($) (2)
                                Acquired on     Realized       ------------------------------   -----------------------------
Name                            Exercise (#)    ($) (1)        Exercisable     Unexercisable    Exercisable     Unexercisable
----                            ------------    -------        -----------     -------------    -----------     -------------

Roger A. Carolin                  28,000      $  726,460         179,928          48,300        $2,613,284      $     --
Christopher F. McConnell            --              --            10,000          30,000              --              --
Lorin J. Randall                   5,000         114,295          22,446          58,270           240,935         133,853
Joseph E. Berger                   3,500          90,533          39,416          18,000           719,342         328,500
Alan E. Walter                      --              --             5,000          15,000            91,250         273,750
David L. deLesdernier               --              --             7,500          22,500           136,875         410,625


----------

(1) Represents market value of underlying securities on date of exercise less the exercise price.

(2) Options are in-the-money if the market value of the shares covered thereby is greater than the options' exercise price. Calculated based on the fair market value at fiscal year end of $18.25 per share, less the exercise price.

Compensation of Directors

     The Company reimburses directors for expenses incurred in connection with attendance at meetings of the Board of Directors and committees. Each director receives an option grant to purchase 3,000 shares of the Company's Common Stock on the date of the Company's annual meeting of shareholders. In addition, the director also receives an option grant to purchase 200 shares of Common Stock for each committee on which the director serves. In March 1991, the Company and Mr. McGillivray entered into a Stock Option Agreement (the "McGillivray Agreement") pursuant to which the Company granted to Mr. McGillivray four-year options to purchase shares of Common Stock, at an exercise price of $2.41 per share, which vested with regard to 832 shares for each meeting of the Board of Directors attended by Mr. McGillivray during a two year period beginning in December 1990. This agreement was amended in June 1993 to provide for an additional grant of options to purchase shares of Common Stock which vested with regard to 832 shares for each meeting of the Board of Directors attended by Mr. McGillivray during the period from March 1993 to April 17, 1997. The amendment also extended the term of the options previously granted to ten years. The McGillivray Agreement was also amended in September 1994 to provide an exercise price of $7.52 per share, with respect to all stock options vested under the McGillivray Agreement after January 6, 1994. In December 1994, the Company and Mr. Stearns entered into a Stock Option Agreement (the "Stearns Agreement") pursuant to which the Company granted to Mr. Stearns ten-year options to purchase shares of Common Stock, at an exercise price of $7.52 per share, which vested with regard to 832 shares for each meeting of the Board of Directors attended by Mr. Stearns during a one year period beginning in December 1994. This agreement was amended in November 1995 to provide for an additional grant of options to purchase shares of Common Stock at an exercise price of $7.52 per share for each meeting of the Board of Directors attended by Mr. Stearns during the period from November 1995 to October 1997. Since the respective terminations of the McGillivray Agreement and the Stearns Agreement, Messrs. McGillivray and Stearns have been compensated for their service on the Board of Directors pursuant to the Non-Employee Directors' Stock Option Plan.

     In March 1996, the Board of Directors granted options to purchase up to 3,000 shares of Common Stock to each of John N. McConnell, Sr. (father of Christopher F. McConnell) and Vincent L. Verdiani in connection with the appointment of these individuals as Honorary Lifetime Directors of the Company. The exercise price of these ten-year options is $7.52 per share and such options were fully exercisable on the date of grant. Honorary Lifetime Directors are not elected by the Company's shareholders, do not receive any compensation for their service as such and are not voting members of the Board of Directors.

     Also in March 1996, the Board of Directors granted to Mr. Mattson ten-year options to purchase up to 2,000 shares of Common Stock at an exercise price of $7.52 per share, which became exercisable in full on March 3, 1997. In March 1996, Mr. Mattson also received a grant of options to purchase up to 10,000 shares of Common Stock at an exercise price of $7.52 per share pursuant to the Company's Non-Employee Directors' Stock Option Plan. One-third of these options vests on each of the first three anniversaries of the date of grant, and the options will expire upon the earlier of the tenth anniversary of their grant or twelve months after Mr. Mattson ceases to be a director of the Company. In March 1997, the Board of Directors granted to Mr. Mattson ten-year options to purchase up to 1,000 shares of Common Stock at an exercise price of $34.31 per share which will be exercisable with regard to 500 shares on March 11, 1998 and 500 shares on March 11, 1999. These options were granted as compensation for Mr. Mattson's service as a consultant to the Company during the term of the options.

     In the future, the Company may compensate directors for their service as directors through cash compensation, stock options or stock grants.

Employment Contracts

     The Company has entered into a written employment agreement with Lorin J. Randall, its Vice President Finance and Chief Financial Officer. The agreement continues until terminated pursuant to its terms. In the event the Company terminates the agreement without "cause" (as defined in the agreement), Mr. Randall will be entitled to continue to receive his then-current base salary for six months following such termination, or until the date he commences permanent, full-time employment elsewhere, whichever first occurs.

     Except as set forth above, the Company does not have employment agreements with any of its executive officers.

Report of Executive Compensation and Stock Option Committee on Annual
Compensation

     The Executive Compensation and Stock Option Committee of the Board of Directors (the "Committee") is comprised entirely of the undersigned independent, outside directors. The Committee meets at least once each year to act on specific recommendations by management for the grant of stock options and to review the overall compensation philosophy, policies and practices of the Company with regard to all employees. The Committee also reviews policies upon which compensation decisions are based, and, where required, recommends to the Board of Directors for approval the philosophy and policies established by the Committee.

     The Company's overall philosophy on compensation, as adopted by the Committee, is to provide competitive compensation capable of attracting talented employees. Other than eligibility for certain levels of stock options and incentive awards, there are no perquisites, pay or benefit programs offered to executive officers which are not offered to all employees. An incentive awards plan is generally proposed annually by management for senior executives and reviewed and recommended, in aggregate, by the Committee. These awards are based upon a combination of individual and Company performance against predetermined objectives, each of which is tested against the goal of the creation of shareholder value.

     The components of overall compensation for each position are set by, among other things, comparison with the pay practices of comparable companies. The Company, on a discretionary basis, matches contributions to the 401(k) Plan at the rate of 50 percent of the eligible employee contributions.

     A portion of the Committee's meetings each year takes place without the Chief Executive Officer's presence to discuss the performance and compensation of the Chief Executive Officer. Objectives used in determining such performance are based upon milestones related to the achievement of growth, profits, financing, and technology development goals. Further, while difficult to measure, the Committee believes that the demonstration of vision and unrelenting commitment are critical measures of the performance of the Chief Executive Officer. Cash compensation and stock option awards made to the Chief Executive Officer during the fiscal year ended October 31, 1997 were made in accordance with these principles.

Burton E. McGillivray, Committee Chairman        Brad Mattson, Committee Member

COMPARATIVE PERFORMANCE GRAPH

     The graph below compares the cumulative total shareholder return on the Common Stock with the cumulative total stockholder return of (i) The Nasdaq Stock Market (U.S.) Index (the "Nasdaq Index"), and (ii) a peer group consisting of the Hambrecht & Quist Semiconductor Index which represents companies in the semiconductor industry (the "Peer Group"), assuming an investment of $100 on June 18, 1996 in each of the Common Stock of the Company, the Nasdaq Index stocks and the Peer Group stocks. The graph assumes dividend reinvestment and, with respect to companies in the Peer Group, the returns of each company have been weighted at each measurement point to reflect relative stock market capitalization. The graph commences as of June 18, 1996, the date the Common Stock became publicly traded.


                                    [graph]



                                            Cumulative Total Returns ($)
                                    -------------------------------------------
                                    June 18,      October 31,       October 31,
                                     1996           1996               1997
                                     ----           ----               ----

CFM TECHNOLOGIES, INC.               $100           $ 84               $183
NASDAQ STOCK MARKET - US              100            103                135
H & Q SEMICONDUCTORS                  100            113                176

                            APPOINTMENT OF AUDITORS

     The Board of Directors has selected the firm of Arthur Andersen LLP as independent public accountants for the fiscal year ending October 31, 1998.

     A representative of Arthur Andersen LLP is expected to be present at the Meeting to respond to appropriate questions and will have the opportunity to make a statement if he or she so desires.

                             SHAREHOLDER PROPOSALS

     For the next annual meeting of shareholders, shareholder proposals must be received by the Secretary of the Company not later than October 2, 1998 to be considered for inclusion in the Company's proxy materials for the annual meeting to be held in 1999.

                                 OTHER MATTERS

     The Board of Directors is not aware of any other matters to be presented for action at the Meeting. However, if any other matter properly comes before the Meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their best judgment.


                                        By Order of the Board of Directors


                                        Lorin J. Randall
                                        Secretary

February 5, 1998

PROXY
                           CFM TECHNOLOGIES, INC.
                           1336 Enterprise Drive
                           West Chester, PA 19380

               ANNUAL MEETING OF SHAREHOLDERS - MARCH 5, 1998

     The undersigned shareholder of CFM Technologies, Inc. (the "Company") hereby appoints Lorin J. Randall and Joseph E. Boyer, and each of them, attorneys and proxies, with power of substitution in each of them, to vote and to act for and on behalf of the undersigned at the Annual Meeting of Shareholders to be held on March 5, 1998 and at all postponements and adjournments thereof, according to the number of shares which the undersigned would be entitled to vote if then personally present upon the matters described on the reverse, hereby revoking any proxy heretofore executed by the undersigned
(i) as specified by the undersigned on the reverse and (ii) in the discretion of any proxy upon such other business as may properly come before the meeting, all as set forth in the notice of the meeting and in the proxy statement furnished herewith, copies of which have been received by the undersigned and hereby ratifies and confirms all that said attorneys and proxies may do or cause to be done by virtue hereof.

              PLEASE SIGN AND DATE THIS PROXY ON THE REVERSE SIDE

1.   ELECTION OF DIRECTORS.

     [ ] FOR all nominees listed below (except as marked to the contrary)

     [ ] VOTE WITHHELD

     NOMINEES:

     Christopher F. McConnell, Chairman of the Board of Directors
     Roger A. Carolin, President, Chief Executive Officer and Director James J. Kim, Director
     Brad S. Mattson, Director
     Burton E. McGillivray, Director
     Milton S. Stearns, Jr., Director

          To withhold a vote for any of the nominees listed above, strike a line through that nominee's name.

     [ ] WITHHOLD AUTHORITY to vote for all nominees listed above.


     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS, WHICH RECOMMENDS A VOTE "FOR" ABOVE MATTER.

     WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED HEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ABOVE MATTER.

     PLEASE SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY.


  ______________________________________   ___________________________________
                 Signature                              Signature


                                        Dated:__________________________, 1998


     IMPORTANT: Please date this proxy and sign exactly as your name or names appear on the certificate(s) representing your shares of Common Stock of the Company. If shares are registered in more than one name, all owners should sign. When signing as an executor, administrator, trustee, guardian or in another representative capacity, please give your full title(s). If this proxy is submitted by a corporation or partnership, it should be executed in the full corporate or partnership name by a duly authorized person.